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                                                                    EXHIBIT 99.1

                                    PROLOGIS
                             INITIAL PURCHASE FORM

[PROLOGIS LOGO]              c/o Equiserve Trust Company, N.A.
                             P.O. Box 43010
                             Providence, RI 02940-3010
                             Any questions, please call toll free: (800)956-3378
                             (Please use enclosed envelope)

ENROLLING IN THE PLAN

I wish to enroll in the Prologis Dividend Reinvestment and Share Purchase Plan (the "Plan") available to interested investors of Prologis (the "Company") by making an initial investment. To enroll, you may make your initial investment by check or automatic monthly deduction from your U.S. bank or financial institution. If you enroll by check, you may also authorize automatic deductions for future purchases of shares. A $10.00 initial enrollment fee will be deducted from the initial investment amount.

Check one:

[ ] Enclosed is a U.S. check for $ ____________________
    ($200 minimum/$10,000 maximum) payable to "EquiServe - ProLogis."

[ ] I (We authorize an automatic monthly deduction of funds from my (our)
    U.S. bank or financial institution as indicated on the reverse ($200 minimum/$10,000 maximum).


Please note any address corrections directly on this form to the left.

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ACCOUNT REGISTRATION

PLEASE CHECK ONE BOX AND PROVIDE ALL REQUESTED INFORMATION. PLEASE PRINT
CLEARLY.

[ ] Check here if registration desired matches mailing information above.

    Social Security Number
                          ------------------------------------------------------
[ ] INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

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    Owner's First Name       M.I.             Last Name


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    Owner's Social Security Number


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    Joint Owner's First Name  M.I. Last Name


[ ] CUSTODIAL. A Minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.


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    Custodian's First Name          M.I.              Last Name


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    Minor's First Name              M.I.              Last Name


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    Minor's Social Security Number               Minor's State of Residence


[ ] TRUST. Account is established in accordance with provisions of a trust agreement.


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    Trustee Name         Name of Trust                Trust Date


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    Tax ID Number               Beneficiary

    PLEASE PROVIDE YOUR DAY AND EVENING TELEPHONE NUMBERS TO ASSIST US IN PROCESSING YOUR ENROLLMENT.

    DAYTIME PHONE: (   )-                EVENING PHONE: (   )-
                         -------------                         -----------------


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    DIVIDEND ELECTION

    PLEASE CHECK ONE BOX AND PROVIDE THE REQUESTED INFORMATION.

    You may choose to reinvest all or a portion of the distributions paid on your Company common shares up to a maximum of 300,000 common shares. If you sign this form without indicating a choice, or you choose the partial distribution reinvestment election without specifying a number of shares, you will be deemed to have selected the full distribution reinvestment election with all distributions reinvested.

[ ] FULL DISTRIBUTION REINVESTMENT I wish to reinvest the cash distributions on all of my common shares (up to an aggregate total of 300,000 certificate, book and dividend reinvestment plan shares) in additional common shares. I may also make optional cash payments to the Plan. (You will not receive a distribution check.)

[ ] PARTIAL DISTRIBUTION REINVESTMENT I wish to receive cash distributions on
    _________________ (indicate only whole shares) common shares. I understand that the specified number of shares must be less than my combined total of certificate and book shares. Distributions on the remaining common shares held in certificate and book form and distributions on all of my dividend reinvestment plan shares (up to an aggregate total of 300,000 certificate, book and dividend reinvestment plan shares) will automatically be reinvested in additional common shares. I may also make optional cash payments to the Plan.

[ ] CASH DISTRIBUTIONS I wish to receive the cash distributions on all of my common shares held in certificate and book form. I understand that the agent will automatically reinvest the distributions on all of my dividend reinvestment plan shares (up to a total of 300,000 dividend reinvestment plan shares) in additional common shares. I may also make optional cash payments to the Plan.

    SIGNATURES

    By signing this form, I request enrollment, certify that I have received and read the prospectus describing the Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint EquiServe Trust Company, N.A. ("EquiServe") as my agent to apply cash distributions and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by notifying EquiServe.

    All joint owners must sign.

    Under penalties of perjury, I certify that: (1) The number shown on this form is my/our correct Social Security Number or Taxpayer Identification Number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).


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    Signature                                       Date


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    Signature                                       Date

    AUTOMATIC INVESTMENT

    AUTOMATIC INVESTMENT If you are enrolling by check you may also authorize automatic monthly deductions form your personal bank account. EquiServe will invest these deductions in Company shares and credit the account you designate above. To initiate these deductions, please complete the reverse side of this form and check this box. YOUR AUTHORIZED MONTHLY DEDUCTION FROM YOUR BANK ACCOUNT MUST BE FOR AT LEAST $200 AND CANNOT EXCEED $10,000 PER MONTH. [ ]

52-3003 Rev 11/02                    SEE REVERSE
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AUTOMATIC INVESTMENT APPLICATION

Please complete the information below to commence automatic withdrawals from your bank account to purchase shares. Deductions and investments will continue as specified until you notify EquiServe to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no investment will occur. In such event you will be charged a $25.00 fee by EquiServe and you may be charged an additional fee by your bank for insufficient funds. Please refer to the Plan prospectus for further details on the automatic monthly investment feature.

Please see sample below illustrating where these numbers can be found.

ABA Routing Number                    Checking or Money Market         Savings
[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]             [ ]                       [ ]

Bank Account Number
[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

----------------------------------------
Name on Account (Please Print)

Amount to be Withdrawn
[ ] [ ], [ ] [ ] [ ]. [ ] [ ] ($200 minimum, $10,000 maximum per month)

I hereby authorize EquiServe Trust Company, N.A. to make monthly automatic transfers of funds from my savings/checking account in the amount indicated on this form. These funds will be used to purchase common shares of beneficial interest for my account. Note: If a Joint Account, both holders must sign.

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Name of Financial Institution

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Mailing Address of Financial Institution

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City                   State                           Zip

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Signature                                              Date

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Signature                                             Date


Please enclose a voided blank check or savings deposit slip.

ABA Number: (063000047)

Bank Account Number (1234567890)

Check Number (Do not include as part of your Bank Account Number) (0752)